Exhibit 10.5

FOURTH AMENDMENT TO
MORTGAGE WAREHOUSE LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Mortgage Warehouse Loan and Security Agreement (this "Amendment"), made by and between FIRST PREFERENCE MORTGAGE CORP., a Texas corporation  ("Borrower"), COLONIAL BANK, an Alabama banking corporation, as lender ("Lender"), is dated as of the 31st day of October, 2002.

R  E  C  I  T  A  L  S:

Pursuant to that certain Mortgage Warehouse Loan and Security Agreement dated as of December 28, 2000, as amended by that certain First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of February 20, 2001, that certain Second Amendment to Mortgage Warehouse Loan and Security Agreement dated as of April 10, 2001, and that certain Third Amendment to Mortgage Warehouse Loan and Security Agreement dated as of August 29, 2001 (as heretofore amended, the "Agreement"), Lender made available to Borrower, subject to the terms and conditions thereof, a revolving line of credit loan in the maximum aggregate principal amount not to exceed $45,000,000.00 (the "Line of Credit").

Pursuant to the provisions of the Agreement, the Line of Credit matured on March 31, 2002 (which date has been extended to October 31, 2002 by letter agreement between Lender and Borrower).  Borrower has requested that Lender agree to extend the scheduled maturity date of the Line of Credit to April 30, 2003 and to make certain other changes, and Lender is willing to do so, but only on the express condition, among others, that Borrower enter into this Agreement, pursuant to which the Agreement shall be amended and modified.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto do hereby agree, each with the other, as follows:

1.                   If not otherwise defined herein or the context shall not expressly indicate otherwise, all capitalized terms which are used herein shall have their respective meanings given to them in the Agreement.

2.                   Section 1.1 (Defined Terms) of the Agreement is hereby amended as follows:

(A)               By amending and restating the definition of "Adjusted Leverage Ratio" to read in its entirety as follows:

"Adjusted Leverage Ratio" shall mean (x) Total Liabilities minus that portion of Subordinated Debt (if any), including Subordinated Debt payable to stockholders of Borrower, that is not due within one (1) year divided by (y) Adjusted Tangible Net Worth.

(B)               By amending and restating the definition of "Adjusted Tangible Net Worth" to read in its entirety as follows:

"Adjusted Tangible Net Worth" shall mean Tangible Net Worth, minus loans and advances owing to Borrower from officers, directors, employees, stockholders and other Affiliates of Borrower (if any), minus investments in Affiliates of Borrower, plus that portion of Subordinated Debt (if any) that is not due within one (1) year.

(C)               By adding a definition of "Authorized Representative" thereto which term shall have the same meaning as the term "Authorized Officer", as such latter term is defined in the Agreement.

(D)              By amending and restating the definition of "Change of Control" to read in its entirety as follows:

"Change of Control" shall mean the occurrence of any one or more of the following events without the prior written consent of Lender: (a) First Financial Corporation ceases to own 100% of the outstanding capital stock of Borrower or David W. Mann and his immediate family members, collectively, cease to control (which control may be held directly or indirectly) Borrower, (b) the sale or other transfer of all or substantially all of Borrower's assets, voluntarily, by operation of law or otherwise, (c) Borrower is a party to any merger, consolidation or similar transaction in which it is not the surviving entity, or (d) David W. Mann ceases for any reason to be the President and Chief Executive Officer of Borrower, with substantially the same responsibilities and job functions as he has as of the date hereof.

(E)               By amending and restating the definition of "Eligible Conforming Mortgage Loan" to read in its entirety as follows:

"Eligible Conforming Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following statements is true and correct:

(a)        such Mortgage Loan is an Eligible Mortgage Loan;

(b)        such Mortgage Loan is insured by the FHA or guaranteed by the VA (or there exists a binding commitment to issue such insurance or guaranty subject to the satisfaction of customary conditions), and/or fully conforms to all underwriting and other requirements of FNMA or FHLMC; provided, however, if such Mortgage Loan is (i) a "jumbo" Mortgage Loan that meets all other "A" paper criteria except loan size and, if underwritten by Borrower, the initial principal amount thereof does not exceed $650,000.00 or, if the initial principal amount thereof exceeds $650,000.00, such Mortgage Loan has been underwritten and approved by the Approved Investor under the Investor Commitment referred to in subparagraph (c) below, (ii) an "Alt-A" Mortgage Loan with a FICO Score of 620, or (iii) an "A-" Mortgage Loan with a FICO Score between 580 and 620 if sold on a "flow basis" or underwritten to specific investor guidelines, such Mortgage Loan nevertheless will be deemed to be an Eligible Conforming Mortgage Loan; and

(c)        except as otherwise permitted under paragraph (q) of the definition of "Eligible Mortgage Loan," such Mortgage Loan is covered by an Investor Commitment that is in full force and effect and pledged to Lender hereunder, and Borrower and such Mortgage Loan are in full compliance therewith.

(F)               By amending and restating the definition of "Eligible Non-Conforming Mortgage Loan" to read in its entirety as follows:

"Eligible Non-Conforming Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following statements is true and correct:

(a)        such Mortgage Loan is an Eligible Mortgage Loan, except that if such Mortgage Loan otherwise meets the requirements of an Eligible Mortgage Loan, such Mortgage Loan may be secured by a second priority mortgage (or deed of trust) on the Property encumbered thereby;

(b)        the Property encumbered by such Mortgage Loan is owner occupied and is not an investment property, except that Mortgage Loans may be eligible even if they are held as investment property if such Mortgage Loans are (i) rated "A" or "B" or (ii) underwritten and approved by the Approved Investor issuing the Investor Commitment for such Mortgage Loan if rated below "B";

(c)        such Mortgage Loan conforms to the credit quality guidelines utilized by Fitch IBCA or such other nationally recognized credit ratings agency or firm as specified by Lender as set forth in Exhibit E and otherwise conforms to all underwriting and other requirements of one of the Approved Investors other than FNMA, FHLMC, or FHA/VA (such as by way of illustration and not limitation, Mortgage Loans which are A- (except those that have been included as Eligible Conforming Mortgage Loans), B, C, high LTV, second mortgages or HELOC's), which underwriting and other requirements are customary in the mortgage banking industry and have been approved by Lender in writing, except that Mortgage Loans rated "D" and below shall be ineligible;

(d)        such Mortgage Loan has been underwritten to specific Approved Investor guidelines, and except as otherwise permitted in paragraph (q) of the definition of "Eligible Mortgage Loan", such Mortgage Loan is covered by an Investor Commitment that is in full force and effect and pledged to Lender hereunder and Borrower and such Mortgage Loan are in full compliance therewith;

(e)        such Mortgage Loan, if an "A-" Mortgage Loan has not been included as an Eligible Conforming Mortgage Loan; and

(f)                 the initial principal amount of such Mortgage Loan, if underwritten by Borrower, does not exceed $650,000.00 or, if the initial principal amount thereof exceeds $650,000.00, such Mortgage Loan has been underwritten and approved by the Approved Investor under such Investor Commitment.

(G)              By amending and restating the definition of "Eligible Repurchased Mortgage Loan" to read in its entirety as follows:

"Eligible Repurchased Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following statements is true:

(a)                such Mortgage Loan meets the requirements of subparagraphs (a), (b), (c), (f), (g), (h), (i), (j), (k), (m), (p), (r) and (s) of the definition of Eligible Mortgage Loan;

(b)                such Mortgage Loan currently is not eligible for purchase by an Approved Investor as either an "Eligible Conforming Mortgage Loan" or an "Eligible Non-Conforming Mortgage Loan", but it either meets the requirements set forth in subparagraph (b) of the definition of "Eligible Conforming Mortgage Loan" or meets the requirements set forth in subparagraphs (b) and (c) of the definition of "Eligible Non-Conforming Mortgage Loan";

(c)                such Mortgage Loan was originally sold by Borrower to an Approved Investor and subsequently repurchased by Borrower from such Approved Investor in accordance with the terms of the applicable Investor Commitment or became, for reasons that do not adversely affect or impair the enforceability of such Mortgage Loan against the Obligor, ineligible for purchase by an Approved Investor as either an "Eligible Conforming Mortgage Loan" or an "Eligible Non-Conforming Mortgage Loan" as long as such Mortgage Loan initially met the applicable underwriting criteria;

(d)                such Mortgage Loan was not repurchased by Borrower from such Approved Investor as a result of any issue concerning the appraisal of the Property encumbered by such Mortgage Loan (or, if such Mortgage Loan was repurchased by Borrower from such Approved Investor as a result of any issue concerning the appraisal of the Property encumbered by such Mortgage Loan, the Property has been reappraised to Lender's satisfaction by a different appraiser);

(e)                if the promissory note for such Mortgage Loan (or any other documentation relating thereto) has been withdrawn from the possession of Lender on terms and subject to the conditions set forth in Section 4.4(a) of this Agreement, (i) such promissory note or other documentation has been released to Borrower pursuant to a Trust Receipt as permitted under Section  of this Agreement and such release has occurred within the immediately preceding ten (10) days or (ii) such promissory note or other documentation has been released to an attorney, trustee or other third party conducting foreclosure proceedings on behalf of Borrower (for purposes of prosecuting such foreclosure proceedings) pursuant to a Bailment Letter as permitted under Section 4.4(b) of this Agreement; provided that the Collateral Value of the Mortgage Loan for which such promissory note or other documentation has been released, when added to the Collateral Value of all other Mortgage Loans for which notes or other documentation have been similarly released to Borrower, does not exceed $1,000,000.00;

(f)                 such Mortgage Loan has not aged longer than the applicable Warehouse Period and, if included in the warehouse for a period in excess of (i) ninety (90) days, 15% (based on the initial Advance Rate Amount) of the Mortgage Loan has been repaid on or before the 91st day in the warehouse, (ii) one hundred eighty (180) days, an additional 25% (based on the initial Advance Rate Amount) of the Mortgage Loan has been repaid on or before the 181st day in the warehouse, (iii) two hundred seventy (270) days, an additional 25% (based on the initial Advance Rate Amount) of the Mortgage Loan has been repaid on or before the 271st day in the warehouse, and (iv) three hundred sixty (360) days, the final 25% (based on the initial Advance Rate Amount) of the Mortgage Loan has been repaid on or before the 360th day in the warehouse; and

(g)                (i) Borrower has delivered (or caused to be delivered) to Lender those items for such Mortgage Loan described on Exhibit C to this Agreement prior to the Advance supported by such Mortgage Loan, plus a current (within 45 days) appraisal of the property securing such Mortgage Loan and an original assignment of mortgage (or deed of trust) in favor of Lender (in recordable form and which will be recorded at Lender's option); (ii) Borrower or a third party approved by Lender holds in trust for the Lender those items described in Exhibit D to this Agreement; and (iii) Borrower has delivered (or caused to be delivered) to Lender, if Lender has so requested in writing, the additional items described on Exhibit D to this Agreement.

(H)               By amending and restating the definition of "LIBOR Rate" to read in its entirety as follows:

"LIBOR Rate" shall mean the rate that appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service) as of 11:00 a.m., Orlando time, on each Banking Day or, if not so reported on such service, as otherwise quoted by Lender from time to time, as the 30-day LIBOR Rate, adjusted daily with each change in the 30-day LIBOR Rate; provided, however, in no event shall the LIBOR Rate be less than the floor rate per annum equal to 2.50% (which floor rate may be changed from time to time by Lender after consultation with the Treasurer of Lender) or greater than the ceiling rate per annum equal to the Prime Rate.

(I)                 By amending and restating the definition of "Maturity Date" to read in its entirety as follows:

"Maturity Date" shall mean April 30, 2003; provided, that upon the written request of Borrower to Lender, Lender may elect to extend the Maturity Date on such terms and conditions as it deems appropriate in its sole discretion.

(J)                By amending and restating the definition of "Prime Rate" to read in its entirety as follows:

"Prime Rate" shall mean the fluctuating interest rate per annum announced by Lender from time to time as its Prime Rate as such Prime Rate may change from time to time, adjusted daily with each change in such Prime Rate (which interest rate is only a benchmark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of Lender); provided, however, in no event shall the Prime Rate be less than the floor rate per annum equal to 5.50% (which floor rate may be changed from time to time by Lender after consultation with the Treasurer of Lender).

3.                   Section 2.3 (Disbursement of Funds) of the Agreement is hereby amended to amend and restate the first sentence thereof to read in its entirety as follows:

Subject to Section 2.1 and the other provisions of this Agreement, no later than 2:00 p.m. (Orlando time) on the date of each Advance, Lender shall make available to Borrower the full amount of the Advance requested by Borrower in the Advance Request by deposit of such funds to the Master Advance Account or in such other manner as Lender may from time to time agree.

4.                   Subsection (a) of Section 2.5 (Interest) of the Agreement is hereby amended and restated to read in its entirety as follows:

            (a)        Except as otherwise provided in this Agreement (including the last sentence of this Section 2.5(a)), the principal amount of each Advance owed to Lender shall bear interest at an annual interest rate equal to the lesser of: (i) the Maximum Rate or (ii) (A) for Sublimit A Advances, the LIBOR Rate plus 1.90% (190 basis points), floating daily, subject, however, to adjustment to the LIBOR Rate plus 2.15% (215 basis points), floating daily, if the Mortgage Loan funded with the Advance is warehoused with Lender for more than sixty (60) days, (B) for Sublimit B Advances, the LIBOR Rate plus 2.15% (215 basis points), floating daily, (C) for Sublimit C Advances, the LIBOR Rate plus 2.40% (240 basis points), floating daily, subject, however, to adjustment to the LIBOR Rate plus 2.65% (265 basis points), floating daily, if the Mortgage Loan funded with the Advance is warehoused with Lender for more than ninety (90) days, and (D) for Sublimit D Advances, the LIBOR Rate plus 2.65% (265 basis points), floating daily.  Upon the delivery to Lender of the Required Documents (as such term is defined in Section 4.3) for a Sublimit B Mortgage Loan such Mortgage Loan shall be converted to a  Mortgage Loan of the appropriate Type and the related Sublimit B Advance shall be converted to an Advance of the appropriate Type and shall bear interest accordingly.  If Lender specifically agrees in its sole and absolute discretion and on a case-by-case basis to allow a Mortgage Loan to stay in warehouse longer than the Warehouse Period therefore, the outstanding principal amount of the related Advance owed to Lender shall, during the period of time in warehouse in excess of such Warehouse Period, bear interest at an annual interest rate equal to the lesser of:  (i) the Maximum Rate or (ii) the Interim Default Rate.

5.                   Subsection (a) of Section 2.9 (Fees) of the Agreement is hereby amended and restated to read in its entirety as follows:

(a)        Borrower agrees to pay to Lender a collateral agent fee (the "Collateral Agent Fee") in the amount of $15.00 for each Mortgage Loan warehoused by Borrower with Lender, payable monthly in arrears immediately following receipt by Borrower of a statement from Lender for such Collateral Agent Fee based upon the prior month's activity, unless otherwise directed by Lender.  In addition to the foregoing fees, Borrower shall pay or reimburse Lender for any transaction fees payable to the Mortgage Electronic Registration System, Inc. ("MERS") in connection with the registration of mortgage assignments to Lender if Borrower uses MERS and further, shall pay all pass-through costs in connection with the warehouse of Mortgage Loans under Sublimit D (recording costs, etc.) and the use of any electronic data transmission system or service allocable to Borrower if Borrower downloads or submits data to Lender using electronic data transmission.

6.                   Subsection (d) of Section 2.9 (Fees) of the Agreement is hereby amended and restated to read in its entirety as follows:

(d)                Borrower agrees to pay to Lender an administrative fee (the "Administrative Fee") in the amount of $1,500.00 per month for each month end which Borrower is not in compliance with any of the financial covenants set forth in Section 6.3 of the Agreement and/or Borrower's Adjusted Leverage Ratio exceeds 12:1.0 but is still less than 15:1.0.  The Administrative Fee shall be due immediately upon Borrower's receipt of a statement for such Administrative Fee.  In no way or manner whatsoever shall the existence or payment of any Administrative Fee (i) relieve Borrower of its obligations to strictly observe the financial covenants contained in Section 6.3 of the Agreement or any of its other obligations to Lender under the Agreement or other Loan Documents, (ii) constitute a waiver of any Event of Default or Potential Default, or (iii) limit or restrict the rights of Lender following any Event of Default or Potential Default.

7.                   Clause (d) of Section 4.7 (Covenants of Borrower With Regard to the Collateral) of the Agreement is hereby amended and restated to read in its entirety as follows:

(d)                prior to each renewal of the Line of Credit and at any other reasonable time, upon request by Lender, to exhibit and to allow inspection by Lender (or Persons designated by Lender) of the Collateral and the records concerning the Collateral and to pay the reasonable fees  and costs in connection with Lender's annual compliance audit of Borrower conducted by Lender's staff and any third party operations audit;

8.                   Section 5.8 (Subsidiaries; Capitalization) of the Agreement is hereby amended and restated to read in its entirety as follows:

5.8               Subsidiaries; Capitalization.

Borrower has no Subsidiaries, except for (1) First Financial Information Services, Inc. which is a wholly-owned Subsidiary that predominately holds licenses to computer software and provides data processing services to Borrower, (2) First Apex Re., Inc. which is owned 52% by Borrower and provides reinsurance coverage for mortgage guaranty insurance placed on loans originated by Borrower, (3) First Preference Properties, Inc. which is a wholly-owned Subsidiary of Borrower that owns, manages and disposes of repossessed properties securing residential mortgage loans originated by Borrower, and (4) Tri-Triangle Insurance Agency, Inc. which is a wholly-owned Subsidiary that solicits homeowners insurance on mortgage loans originated by Borrower.  The issued and outstanding capital stock or other ownership interests of Borrower is owned, beneficially and of record, by the shareholders or other owners listed in Schedule 3 in the amounts and percentage interests set forth opposite such Person's name.

9.                   Schedule 3 (List of Shareholders and Ownership Interests) to the Agreement is hereby amended and restated in the form of Schedule 3 attached hereto.

10.               Subsection (a)(iv) of Section 6.1 (Affirmative Covenants) of the Agreement is hereby amended and restated to read in its entirety as follows:

(iv)              Tax Returns.  As soon as available and in any event within forty-five (45) days after the date of filing, copies of the completed annual Federal income tax returns, including all schedules, of Borrower and of Guarantor; and further, if any extension is filed, a copy of such extension will be provided within such 45-day period and be followed by a copy of the actual tax return promptly after its filing date;

11.               The last sentence of Section 6.1(c) (Inspection of Property; Books and Records; Discussion) of the Agreement is hereby amended and restated to read in its entirety as follows:

Lender will be allowed to conduct, from time to time at Lender's request and at Borrower's expense (and prior to each renewal of the Line of Credit, if any), financial and operational audits at Borrower's office during normal business hours, including Lender's annual compliance audit of Borrower's operations and the Collateral, and Borrower shall pay the reasonable fees  and costs associated with such audits.

12.               Section 6.3 (Special Financial Covenants) of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.3        Special Financial Covenants.

Borrower hereby covenants and agrees that, as long as any Obligations remain unpaid or the Commitment hereunder is outstanding, the following special financial covenants shall be applicable to Borrower and tested monthly at the end of each calendar month as set forth below:

(a)        Tangible Net Worth.  Borrower's Tangible Net Worth shall not be less than $3,500,000.00.

(b)        Adjusted Tangible Net Worth.  Borrower's Adjusted Tangible Net Worth shall not be less than $3,200,000.00.

(c)        Adjusted Leverage Ratio.  Borrower's Adjusted Leverage Ratio shall not be greater than 15:1.0.

(d)        Current Ratio.  Borrower's Current Ratio shall not be less than 1.0:1.0.

13.               This Amendment shall become effective as of the date first written above, provided that the Lender shall have received by such date the following items, all of which must be in form and content satisfactory to Lender in its sole discretion:

(A)               This Amendment executed by Borrower and Lender (whether such parties shall have signed the same or different counterparts);

(B)               An executed affidavit, in form satisfactory to Lender, regarding the execution of this Agreement by Borrower outside the State of Florida;

(C)               Certificates of even date herewith signed by the President and Chief Executive Officer and/or Secretary or Assistant Secretary of Borrower, as appropriate, certifying (1) the authorizing resolutions of Borrower, (2) that the organizational documents of Borrower previously delivered to the Lender remain in full force and effect with no modification or amendments except as disclosed in said Certificate, (3) that all representations and warranties previously made to Lender remains true, complete and accurate, and (4) that no Event of Default or Potential Default has occurred and is continuing;

(D)              A confirmation of even date herewith from Guarantor with respect to his Guaranty;

(E)               If required by Lender, good standing certificates/certificates of existence of a recent date for Borrower from the State of Texas and each other state in which Borrower conducts its business

(F)               If required by Lender, a third party operations audit, the results of which must be satisfactory to Lender;

(G)              If required by Lender, such UCC and other lien searches as Lender shall request, showing no Liens which have priority over Lender's first priority security interest in the Collateral; and

(H)               Such other certificates, instruments, opinions and documents (if any) that Lender shall reasonably request.

14.               Notwithstanding the execution of this Amendment, all of the indebtedness evidenced by the Note shall remain in full force and effect, and any collateral described in any agreement providing security for any obligation of Borrower so defined to include the Note shall remain subject to the liens, pledges, security interests and assignments of any such agreements as security for the indebtedness evidenced by the Note and all other indebtedness described therein.  Nothing herein in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by the Note or to release, satisfy, discharge or otherwise affect or impair in any manner whatsoever (1) the validity or enforceability of the indebtedness evidenced by the Note; (2) the liens, pledges, security interests, assignments and conveyances affected by the Agreement, the other Loan Documents and any other agreement securing such Note, or the priority thereof; (3) the liability of any maker, endorser, surety, guarantor or other Person that may now or hereafter be liable under or on account of the Note or any agreement securing such Note; or (4) any other security or instrument now or hereafter held by Lender as security for as evidence of any of the above-described indebtedness.  In no way limiting the foregoing, Borrower acknowledges and agrees that the indebtedness evidenced by the Note is and shall remain secured by the collateral described in the Agreement and the other Loan Documents.

15.               In order to induce Lender to enter into this Amendment, Borrower represents and warrants that:

(A)               The execution, delivery and performance by Borrower of this Amendment and the other documents contemplated hereby to which Borrower is a party is within its corporate powers, has been duly authorized by all necessary corporate action and is not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order to award of any arbitrator, court or governmental authority, or of the terms of Borrower's certificate of incorporation or bylaws, or of any contract or undertaking to which Borrower is a party or by which Borrower or its property is or may be bound or affected.

(B)               Each of this Amendment and the other documents contemplated hereby to which Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(C)               No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment or the other documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

(D)              After giving effect to the amendments to the Agreement contained in this Amendment, the representations and warranties contained in Article 5 of the Agreement and in the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, no Event of Default or Potential Default exists or has occurred and is continuing on the date hereof, and no material adverse change has occurred in the financial condition of Borrower since the date of the last financial statements submitted by Borrower to Lender pursuant to the Agreement.

16.               If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

17.               This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

18.               Borrower agrees to pay the reasonable fees and expenses of counsel for Lender, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising Lender as to its rights and responsibilities with respect thereto.

19.               Unless otherwise expressly modified or amended hereby, all terms and conditions of the Agreement shall remain in full force and effect, and the same, as amended hereby, are hereby ratified and confirmed in all respects.  From and after the effective date hereof, all references in the Agreement, and any other document or instrument entered into in connection therewith, to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

20.               This Amendment shall inure to and be binding upon and enforceable by Borrower and Lender and their respective successors and assigns.

21.               This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original.  All such counterparts shall together be deemed to be one and the same instrument.

22.               Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.  Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, by and through their respective duly authorized officers as of the day and year first above written.

BORROWER:

FIRST PREFERENCE MORTGAGE CORP.
[CORPORATE SEAL]	By:
Name: David W. Mann
ATTEST:	Its: President and Chief Executive Officer

By:
Name: Cathy Davis
Its: Secretary

STATE OF TEXAS

COUNTY OF McLENNAN

On this ______ day of October, 2002, personally appeared David W. Mann, as President and Chief Executive Officer of First Preference Mortgage Corp., a Texas corporation ("Borrower"), and before me executed the attached Fourth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, as Lender, and Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Texas

Print Name: Notary Public, State of Texas
Personally Known
Produced Identification
Type of Identification:
(NOTARIAL SEAL)

LENDER:

COLONIAL BANK

By:
Name: Amy J. Nunneley
Its: Senior Vice President

STATE OF ALABAMA

COUNTY OF JEFFERSON

On this _____ day of October, 2002, personally appeared Amy J. Nunneley, as Senior Vice President of Colonial Bank, an Alabama banking corporation, and before me executed the attached Fourth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, as Lender, and First Preference Mortgage Corp., as Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

________________________________________________
Signature of Notary Public-State of Alabama

Print Name: Notary Public, State of Alabama
Personally Known
Produced Identification
Type of Identification:

(NOTARIAL SEAL)

SCHEDULE 3

List of Shareholders and Ownership Interests

Name	Percentage Ownership

First Financial Corporation	100%

Also see attached Organizational Chart.